MORRIS, NICHOLS, ARSHT & TUNNELL LLP
                            1201 North Market Street
                        Wilmington, Delaware 19899-1347

                                  302 658 9200
                                302 658 3989 Fax




                                November 20, 2007




Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

                Re:      Vanguard Market Neutral Fund
                         -----------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Vanguard Montgomery Funds, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of Vanguard Market Neutral Fund (the "Fund") as a Series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

     In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") on August 22, 2007, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on October 12, 2007 and Pre-Effective
Amendment No. 2 thereto filed with the Commission on October 24, 2007 (as so amended, the "Registration Statement"); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on July 18, 2007 (the "Certificate"); the Agreement and Declaration of Trust of the Trust dated as of July 18, 2007 (the "Original Governing Instrument"); the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of July 20, 2007 (the "Governing Instrument"); the Bylaws of the Trust (the "Bylaws"); the Unanimous Written Consent of the Initial Trustee of the Trust dated July 17, 2007 (the "Initial Trustee Consent"); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on July 20, 2007 (the "July 20 Resolutions"); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 21, 2007 (the "September Resolutions" and, together with the Registration Statement, the Governing Instrument, the Bylaws, the Initial Trustee Consent and the July 20 Resolutions, the "Governing Documents"); a memorandum to the Board of Directors of the Vanguard Group, the Board of Trustees of the Vanguard Funds and the Prospective Board of Trustees of the



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Trust dated July 18, 2007; a memorandum to the Prospective  Board of Trustees of the Trust dated July 20, 2007; a memorandum to the Board of Directors of The Vanguard Group, Inc. and the Board of Trustees of the Trust dated September 12, 2007 (the "September Board Memo"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders (including the due adoption of the Initial Trustee Consent, the July 20 Resolutions and the September Resolutions); (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Original Governing Instrument and the Governing Documents, as applicable, and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares (including the taking of all appropriate action by the Trustees to designate the Fund as a Series of the Trust and to designate classes of Shares and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that the authorization of Shares of the Fund constitutes an organizational step necessary to create the Trust and the Fund; (v) that the September Resolutions set forth the establishment and designation and relative rights and preferences of the Shares of the Fund and each class thereof; (vi) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (vii) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares pursuant to the Registration
Statement  will  occur,   that  would  cause  a   termination,   dissolution  or
reorganization of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (viii) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares of the Fund pursuant to the Registration Statement will occur, that would cause a termination, dissolution or reorganization of the Fund under the Original Governing Instrument or the Governing Instrument, as applicable; (ix) that the Trust is, becomes, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or

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November 20, 2007
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compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

     2. The Shares of the Fund to be issued as contemplated by the Registration Statement, upon issuance, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to Pre-Effective Amendment No. 3 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent; provided, however, that we understand that the addressee hereof wishes to rely on the opinions set forth herein as to certain matters of Delaware law in connection with its opinion to the Trust dated the date hereof and filed as an exhibit to Pre-Effective Amendment No. 3 to the Registration Statement, and we hereby consent to such reliance.

                                        Very truly yours,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL LLP

                                        /s/ LOUIS G. HERING

                                        Louis G. Hering